Exhibit 10.1
AMENDMENT TO THE
CAPSTONE TURBINE CORPORATION
RESTRICTED STOCK PURCHASE AGREEMENT
     THIS AMENDMENT to the Agreement for the purchase of stock between Capstone Turbine Corporation (the “Company”) and John Tucker (“Purchaser”), dated August 4, 2003, is made effective June 30, 2005.
RECITALS:
     WHEREAS, the Company granted to Purchaser on August 4, 2003 an award of its common stock subject to the terms and restrictions stated in the Agreement, including terms for the payment of a purchase for such common stock, and amended the Agreement effective January 31, 2005; and
     WHEREAS, the Company and Purchaser desire to clarify that the Agreement for vesting of the restricted stock shares subject thereto in the event of a change in control of the Company is intended to incorporate amendments that are made to the Company’s change in control benefit programs;
     NOW, THEREFORE, the Agreement is hereby amended by adding the following provision as a new Section 4(e) to the Agreement:
     (e) The provisions of this Agreement regarding an “Acquisition” of the Company, as defined in the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan, shall automatically incorporate and be governed by any amendments that are made to such plan from time to time.
     IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment pursuant to authorization from the Company and the Purchaser has set his hand hereto on the date first written above.

CAPSTONE TURBINE CORPORATION

By:

John Tucker
Its: